EXHIBIT 99.1

Dot VN, Inc. Announces Quotation  on the Over-the-Counter Bulletin Board under the Symbol “DTVI”

SAN DIEGO, CALIFORNIA – January 5, 2009, Dot VN, Inc., a Delaware corporation (“Dot VN” or the “Company”) (www.dotVN.com), (OTCBB: DTVI), an Internet and Telecommunications Company and the exclusive online global domain name registrar for the Country of Vietnam, announced that effective December 30, 2008 it has been approved by Financial Industry Regulatory Authority (“FINRA”) for quotation on the Over-the-Counter Bulletin Board (“OTCBB”) under the symbol “DTVI”.  The Company's common shares were previously, and will continue to be, quoted on the Pink Sheets.

Dot VN, Inc. is an Internet and telecommunications company focused on the Vietnamese market.  The Company intends to apply the benefits of best of breed technology through strategic partnerships to deploy hardware, software and wireless solutions in Vietnam.  In order to maximize the benefits the Company can derive from the technology, the Company also intends: (i) to drive growth in registrations of the Vietnamese ccTLD .vn; (ii) to build and operate Internet data centers in major city centers in Vietnam; and (iii) to identify, deploy and commercialize best of breed technologies in Vietnam, including but not limited to wireless virtual fiber.

"Listing Dot VN’s shares on the OTC Bulletin Board is an important step towards enhancing our shareholder value.  We believe it will lead to broader visibility for Dot VN with the investment community and provide additional liquidity for our common shares.  As we are in our initial stages of growth, we hope to provide investors with the opportunity to invest in Vietnam’s and Southeast Asia’s Internet and Telecom rapid expansion.  Being listed on the OTC Bulletin Board, therefore, is an important milestone in the development of our company,” stated Thomas M. Johnson, Dot VN’s Chairman and Chief Executive Officer.  "We believe our public listing is a signal of Dot VN, Inc.’s maturity as a company.  We appreciate our Vietnamese government and technology partners, employees and shareholders for their respective roles in contributing to our success."

About the Companies:
Dot VN, Inc. (www.DotVN.com) provides Internet and Telecommunication services for Vietnam.  Vietnam Internet Network Information Center (“VNNIC”) awarded the Company an “exclusive long term contract” to be the first registrar to market and register its country code Top Level Domain (“ccTLD”) of .VN (Vietnam) via the Internet.  Dot VN has established agreements with international ISP’s (Internet service providers) along with over 73 top domain resellers to commercialize .VN.  Also, the Company is currently developing initiatives to offer Internet Data Center services and Wireless applications.

Cautionary Warning Regarding Forward-Looking Statements:
Statements in this press release may be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Words such as “anticipate,” “believe,” “estimate,” “expect,” “intend” and similar expressions, as they relate to Dot VN or its management, identify forward-looking statements.  These statements are based on current expectations, estimates and projections about Dot VN’s business based, in part, on assumptions made by management.  These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict.  Therefore, actual outcomes and results may, and probably will, differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors, including those described above and those risks discussed from time to time in Dot VN’s filings with the Securities and Exchange Commission.  Factors that could materially affect these forward-looking statements and/or predictions include, among other things: (i) our limited operating history; (ii) our ability to pay down existing debt; (iii) unforeseen costs and expenses; (iv) potential litigation with our shareholders, creditors and/or former or current investors; (v) Dot VN’s ability to comply with federal, state and local government regulations in the US and foreign countries; (vi) Dot VN’s ability to maintain current agreements with the government of Vietnam and enter into additional agreements with the government of Vietnam; and (vii) other factors over which we have little or no control.  In addition, such statements could be affected by risks and uncertainties related to product demand, market and customer acceptance, competition, pricing and development difficulties, as well as general industry and market conditions and growth rates and general economic conditions.  Any forward-looking statements speak only as of the date on which they are made, and Dot VN does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this release.  Information on Dot VN’s website does not constitute a part of this release.

For more information, contact:
Thomas M. Johnson, Chairman & CEO
Dot VN, Inc.
Phone:     858-571-2007 X14
Email:      Inquiries@DotVN.com
Website:  www.DotVN.com
Register your .VN domains at:  www.VN